Exhibit 10.11(a)

AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 to Amended and Restated Employment Agreement (this “Amendment”) dated as of October 1, 2003 is entered into between Reliant Pharmaceuticals, LLC (the “Employer”) and Stefan Aigner (the “Employee”).

WITNESSETH:

WHEREAS, the Employer and the Employee are party to the Amended and Restated Employment Agreement dated as of July 6, 2000 (the “Original Agreement”);

WHEREAS, the Employer and the Employee wish to amend the Original Agreement in the manner set forth herein to clarify such agreement.

NOW THEREFORE, in exchange for the agreements set forth herein, and good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Employer and the Employee hereby agree as follows:

1. Amendment of Section 5. Section 5 of the Original Agreement is hereby amended by adding the following new subsection (c) thereto:

“(c) The foregoing notwithstanding,

(i) in the event that Employer provides notice of non-renewal at least 9 months prior to the then effective expiration date of this Agreement, Employer shall pay to Employee an amount equal to 25% of Employee’s Base Salary in effect as of the date of such notice of non-renewal;

(ii) in the event that Employer provides notice of non-renewal at least 6 months (but less than 9 months) prior to the then effective expiration date of this Agreement, Employer shall pay to Employee an amount equal to 50% of Employee’s Base Salary in effect as of the date of such notice of non-renewal;

(iii) in the event that Employer provides notice of non-renewal at least 3 months (but less than 6 months) prior to the then effective expiration date of this Agreement, Employer shall pay to Employee an amount equal to 75% of Employee’s Base Salary in effect as of the date of such notice of non-renewal;

(iv) in the event that Employer provides notice of non-renewal less than 3 months prior to the then effective expiration date of this Agreement, Employer shall pay to Employee an amount equal to 100% of Employee’s Base Salary in effect as of the date of such notice of non-renewal

(v) Employee will not be entitled to any Bonus Compensation, Additional Bonus Compensation or benefit continuation (except as required by applicable law) in the event that this Agreement expires as the result of non-renewal by Employer or Employee;

(vi) all payments made to Employee pursuant to this Section 5(c) shall be made in accordance with Employer’s regular payroll practices (and not in a lump sum), including, without limitation, timing of payments and withholding;

(vii) if during the period that Employee is to receive payments from Employer under this Section 5(c), Employee earns and/or receives compensation for services rendered from any person or entity, whether as an employee or otherwise, such compensation shall reduce the payments due under this Section 5(c) dollar for dollar. Employee agrees that he will report any such compensation to Employer promptly upon earning and/or receiving same; and

(viii) Employer’s obligation to make payments under this Section 5(c) is expressly conditioned on receipt from Employee of an executed General Release of Claims substantially in the form attached hereto as Exhibit D.”

2. Exhibit D. Annex 1 attached hereto shall be attached to the Original Agreement (as amended hereby) as Exhibit D thereto.

3. No Other Amendments. Except as expressly amended hereby the Original Agreement shall continue in full force and effect.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of New Jersey without giving effect to the choice of law provisions thereof.

5. Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and each of their successors and assigns, including, without limitation, any successors or surviving entities thereto by operation of merger or conversion from a limited liability Employer to a corporation.

7. Entire Agreement. The Original Agreement, as amended hereby, constitutes the entire agreement of all parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof. All references in the Original Agreement to “this Agreement”, “hereof”, “hereby” and words of similar import shall refer to the Original Agreement as amended hereby.

8. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound, the Employer and the Employee have executed this Amendment No. 1 to Amended and Restated Employment Agreement as of the date first written above.

EMPLOYEE:

/s/ Stefan Aigner
Stefan Aigner

EMPLOYER:

RELIANT PHARMACEUTICALS, LLC

By:	/s/ Ernest Mario
Name:	Ernest Mario
Title:	CEO

ANNEX 1

to

AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

(see attached)

EXHIBIT D

GENERAL RELEASE OF CLAIMS

WHEREAS, Stefan Aigner (“Employee”) is/was employed by Reliant Pharmaceuticals, LLC (and any successor entity “Employer”);

WHEREAS, Employee and Employer are party to the Amended and Restated Employment Agreement (as amended from time to time, the “Employment Agreement”); and

WHEREAS, as a condition to Employee’s receipt of any payments under Section 5(c) of the Employment Agreement, Employee has agreed to execute and deliver this General Release of Claims on behalf of himself and the Employer Related Parties (as defined below).

1. Except for (i) claims for indemnification under the Employer’s Operating Agreement (or other charter documents) or (ii) applicable directors and officers liability insurance (if any) in respect of third-party claims, Employee unconditionally and forever remises, releases, discharges and holds harmless, and agrees to indemnify, the Employer and each and every owner, director, officer, manager, employee, agent, representative, parent, subsidiary, affiliate, and related business entity of the Employer (collectively, the “Employer Releasees”) of and from any and all actions, causes of action, suits, debts, accounts, liabilities, covenants, contracts, disputes, agreements, promises, claims and demands, of any kind or nature whatsoever, fixed or contingent, whether at law or in equity, which Employee had, now has or may have against any or all of the Employer Releasees, whether or not currently known, arising from or relating to Employee’s employment and/or termination of employment with the Employer or any other event, dispute or occurrence which arose on or prior to the date hereof (collectively, the “Employer Released Claims”), including, but not limited to, any and all claims:

a. arising from Employee’s employment, compensation, commissions, deferred compensation plans, insurance, equity options, restricted units, employee benefits, and other terms and conditions of employment or employment practices of the Employer under federal, state or local law or regulation, including, but not limited to the Employee Retirement Income Security Act of 1974, as amended, and COBRA;

b. relating to the termination of Employee’s employment or the surrounding circumstances thereof;

c. based on any alleged discrimination on the basis of race, color, religion, sex, age, national origin, handicap, disability or another category protected by any federal, state or local law or regulation, including, but not limited to, the Age Discrimination in Employment Act of 1967, as amended (29 U.S.C. §§ 621 et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. §§ 2000e et seq.), The Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code (42 U.S.C. §§ 1981-88), the Americans with Disabilities Act (42 U.S.C. §§ 12101 et seq.), the Family and Medical Leave Act of 1993, the Fair Labor Standards Act (29 U.S.C. §§ 201 et seq.), the Older Workers Benefit Protection Act of 1990, or Executive Order 11246 (as any of these laws or orders may have been amended) or any other similar federal, state or local labor, employment or anti-discrimination laws;

d. based on any contract, tort, whistleblower, personal injury, or retaliatory or wrongful discharge theory; and

e. based on any other federal, state or local constitution, regulation, law (whether statutory or common), or legal theory.

2. Employee specifically waives the benefits of any statutory or common law of any state, which in effect provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor. It is expressly understood and agreed that the releases contained in this General Release of Claims are intended to cover and do cover all known facts and/or claims, as well as any further facts and/or claims within the scope of such released claims not known or anticipated, but which may later develop or be discovered, including all the effects and consequences thereof. Employee acknowledges that he may hereafter discover facts in addition to, or different from, those which he now believes to be true with respect to the subject matter of the claims released herein, but agrees that he has taken that possibility into account in reaching this General Release of Claims, and that the releases given herein shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts, as to which Employee expressly assume the risk.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this General Release of Claims as of the date set forth below.

Dated:
Stefan Aigner